Exhibit 10.2

EXECUTION VERSION

LIEN SUBORDINATION AND INTERCREDITOR AGREEMENT

LIEN SUBORDINATION AND INTERCREDITOR AGREEMENT dated as of February 8, 2019, among WELLS FARGO BANK, NATIONAL ASSOCIATION, as Intercreditor Agent, WILMINGTON TRUST, NATIONAL ASSOCIATION, solely in its capacity as Collateral Agent, PETROQUEST ENERGY, INC. (the “Parent”), PETROQUEST ENERGY, L.L.C. (the “Company”), and each Subsidiary of the Parent listed on Schedule I hereto (the “Subsidiary Guarantors”).

A. The Company and the Parent have entered into the Term Loan Agreement dated as of February 8, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), with, among others, Wells Fargo Bank, National Association, as administrative agent for the lenders, and certain lenders from time to time party thereto. The Obligations (such term and each other capitalized term used herein having the meanings set forth in Section 1) of the Company under the Credit Agreement are secured on a first-priority basis by substantially all assets of the Parent, the Company and the Subsidiary Guarantors.

B. The Parent, certain of the Parent’s Subsidiaries, the Trustee and the Collateral Agent have entered into the Indenture dated as of February 8, 2019 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), pursuant to which the Notes are governed. The Obligations of the Parent under the Indenture and the Notes are secured on a second-priority basis by various assets of the Parent and certain of Parent’s Subsidiaries.

C. The Senior Secured Parties and the Second Priority Secured Parties desire to enter into this Agreement to, among other things, set forth certain of their respective rights and obligations with respect to the Security Property.

Accordingly, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.    Definitions.

1.1    Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Agreement” shall mean this Agreement, as amended, restated, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Amended and Refinanced” shall mean, with respect to any Indebtedness, such Indebtedness as extended, renewed, defeased, amended, modified, supplemented, restructured, refinanced, replaced, refunded or repaid, and includes any other Indebtedness issued in exchange or replacement for or to refinance such Indebtedness, in whole or in part, whether with the same or different lenders, arrangers and/or agents, the same or different obligors, whether with a larger or smaller aggregate principal amount and/or a longer or shorter maturity and whether pursuant to one or more credit agreements or other agreements provided that any such Indebtedness is incurred in accordance with the terms of the Debt Documents or with the consent of the relevant parties to the Debt Documents;

“Bankruptcy Law” shall mean Title 11 of the United States Code and any similar Federal, state or foreign law for the relief of debtors.

“Collateral Agent” shall mean Wilmington Trust, National Association, in its capacity as collateral agent under the Indenture and the Noteholder Security Documents, and its permitted successors.

“Company” shall have the meaning set forth in the preamble.

“Comparable Second-Priority Security Document” shall mean, in relation to any Security Property subject to any Lien created under any Senior Security Document, those Second-Priority Security Documents that create a Lien on the same Security Property, granted by the same Grantor.

“Credit Agreement” shall have the meaning set forth in the recitals.

“Debt Documents” shall mean the Senior Lender Documents and the Noteholder Documents.

“DIP Financing” shall have the meaning set forth in Section 6.1.

“Discharge of Senior Lender Claims” shall mean, except to the extent otherwise provided in Sections 5.7 and 6.4, as applicable, (a) payment in full in cash of all Senior Lender Claims that are due and payable or otherwise accrued and owing at or prior to the time such principal (including reimbursement obligations in respect of, if any, letters of credit), interest and premium, if any, are paid and (b) termination of all commitments of the Senior Lenders under the Senior Lender Documents, other than, in the case of each of the preceding clauses “(a)” and “(b)” of this definition, any such payment or termination in connection with a Senior Credit Agreement being Amended and Refinanced.

“First-Lien Debt” shall mean all money and liabilities now or in the future due, owing or incurred to any Senior Secured Party by any Grantor under or in respect of:

(a)    the Credit Agreement;

(b)    any other Senior Lender Document; and

(c)    any such Indebtedness as Amended and Refinanced from time to time and any incremental Indebtedness (“Future First-Lien Debt”) in either case to the extent contemplated by Section 2.6 and designated by the Company as First-Lien Debt hereunder, in each case, in any currency, whether actual or contingent, incurred solely or jointly with any other Person and whether as principal or surety, together with all accruing interest and related losses and charges.

“Future First-Lien Debt” shall have the meaning assigned to such term in the definition of the term “First-Lien Debt”.

“Future Second-Lien Debt” shall mean Indebtedness or Obligations (other than existing Second-Priority Claims) of the Parent and its Subsidiaries that is to be equally and ratably secured with the existing Second-Priority Claims and is so designated by the Parent as Future Second-Lien Debt hereunder; provided, however, that such Future Second-Lien Debt is permitted to be so incurred in accordance with the Senior Credit Agreement and the Indenture, as applicable.

“Grantors” shall mean the Parent, the Company and each of the Subsidiaries that has executed and delivered a Security Document.

“Indebtedness” shall mean and include all obligations that constitute “Indebtedness” or “Debt”, as applicable, within the meaning of the Indenture or the Senior Credit Agreement.

“Indenture” shall have the meaning set forth in the recitals.

“Indenture Secured Parties” shall mean the Persons holding Noteholder Claims, including the Trustee and Collateral Agent.

“Insolvency Event” shall mean (A) (i) commencement of an involuntary proceeding or filing of any involuntary petition seeking liquidation, reorganization or other relief in respect of the Parent, or any Subsidiary or its or their debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent or any Subsidiary or for a substantial part of its or their assets, and, in any such case, such proceeding or petition continues undismissed for 30 days or an order or decree approving or ordering any of the foregoing is entered; or (B) the Parent or any Subsidiary (i) voluntarily commences any proceeding or files any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consents to the institution of, or fails to contest in a timely and appropriate manner, any proceeding or petition described in clause (A), (iii) applies for or consents to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent, the Borrower or any Subsidiary or for a substantial part of its or their assets, (iv) files an answer admitting the material allegations of a petition filed against it or them in any such proceeding, (v) makes a general assignment for the benefit of creditors or (vi) takes any action for the purpose of effecting any of the foregoing.

“Insolvency or Liquidation Proceeding” shall mean any voluntary or involuntary proceeding relating to an Insolvency Event.

“Intercreditor Agent” shall mean Wells Fargo Bank, National Association, in its capacity as administrative agent for the Senior Secured Parties under the Credit Agreement and the other Senior Lender Documents, together with its successors (or if there is more than one Senior Credit Agreement, such agent or trustee as is designated “Intercreditor Agent” by Senior Lenders holding a majority of the Senior Lender Claims then outstanding, which designation shall be notified in writing to the Second Priority Agents) and permitted assigns under the Senior Credit Agreement exercising substantially the same rights and powers.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Noteholder Claims” shall mean all Obligations in respect of the Notes or arising under the Noteholder Documents or any of them, including all fees and expenses of the Trustee and Collateral Agent thereunder.

“Noteholder Documents” shall mean (a) the Indenture, the Notes, the Noteholder Security Documents and (b) any other related document or instrument executed and delivered pursuant to any Noteholder Document described in clause (a) above evidencing or governing any Noteholder Claims thereunder.

“Noteholder Security Documents” shall mean all documents or instruments pursuant to which a Lien is granted by any Grantor to secure any Noteholder Claims or under which rights or remedies with respect to any such Lien are governed.

“Notes” shall mean (a) the initial $80,000,000 in aggregate principal amount of 10% senior secured PIK notes due 2024, issued by the Parent pursuant to the Indenture and (b) any additional senior secured notes issued under the Indenture by the Parent, to the extent permitted by the Indenture, the Senior Credit Agreement and any Second-Priority Document, as applicable.

“Obligations” means all “Obligations” as such term is defined under the Senior Lender Documents or the Second-Priority Documents, as applicable.

“Officers’ Certificate” shall have the meaning set forth in the Indenture.

“Person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, entity or other party, including any government and any political subdivision, agency or instrumentality thereof.

“Pledged Collateral” shall mean the Security Property in the possession of the Intercreditor Agent (or its agents or bailees), to the extent that possession thereof is necessary to perfect a Lien thereon under applicable law.

“Recovery” shall have the meaning set forth in Section 6.4.

“Required Lenders” shall mean, with respect to any Senior Credit Agreement, those Senior Lenders the approval of which is required to approve an amendment or modification of, termination or waiver of any provision of or consent to any departure from such Senior Credit Agreement (or would be required to effect such consent under this Agreement if such consent were treated as an amendment of the Senior Credit Agreement).

“Second-Priority Agents” shall mean (a) the Collateral Agent on behalf of the Indenture Secured Parties and (b) the collateral agent for any Future Second-Lien Debt.

“Second-Priority Claims” shall mean the Noteholder Claims and all other Obligations in respect of, or arising under, the Second-Priority Documents, including all fees and expenses of the collateral agent for any Future Second-Lien Debt.

“Second-Priority Designated Agent” shall mean such agent or trustee as is designated “Second-Priority Designated Agent” by Second-Priority Secured Parties holding a majority in principal amount of the Second-Priority Claims then outstanding; it being understood that as of the date of this agreement, the Collateral Agent shall be so designated as Second-Priority Designated Agent.

“Second-Priority Documents” shall mean the Noteholder Documents and any other document or instrument evidencing or governing any Future Second-Lien Debt.

“Second-Priority Liens” shall mean the Liens on the Security Property pursuant to one or more Second-Priority Security Documents to secure the Second-Priority Claims.

“Second-Priority Secured Parties” shall mean the Indenture Secured Parties and all other Persons holding any Second-Priority Claims, including the collateral agent for any Future Second-Lien Debt.

“Second-Priority Security Documents” shall mean the Noteholder Security Documents and any other agreement, document or instrument pursuant to which a Lien is now or hereafter granted securing any Second-Priority Claims or under which rights or remedies with respect to such Liens are at any time governed.

“Security Documents” shall mean any agreement or writing pursuant to which the Parent, the Company and/or any of the Subsidiary Guarantors pledges or grants a security interest in any Security Property.

“Security Property” shall mean all of the property and interests in property, real or personal, tangible or intangible, now owned or hereafter acquired by any Grantor in or upon which a Lien has been granted (or has been purported to be granted) to secure both the Senior Lender Claims and the Second-Priority Claims, including, without limitation, all proceeds of such property and interests in property.

“Senior Credit Agreement” shall mean the Credit Agreement and any other agreement governing any Future First-Lien Debt.

“Senior Lender Claims” shall mean all Obligations in respect of First-Lien Debt, including all interest and expenses accrued or accruing (or that would, absent the occurrence of an Insolvency Event, accrue) after the occurrence of an Insolvency Event in accordance with and at the rate specified in the relevant Senior Lender Document whether or not the claim for such interest or expenses is allowed or allowable as a claim in the related Insolvency or Liquidation Proceeding.

“Senior Lender Documents” shall mean the Senior Credit Agreement, the Senior Security Documents and each of the other agreements, documents and instruments providing for, evidencing or securing any Obligation under the Credit Agreement or any Future First-Lien Debt and any other related document or instrument executed or delivered pursuant to any Senior Lender Document at any time or otherwise evidencing or securing any Indebtedness arising under any Senior Lender Document.

“Senior Lenders” shall mean the lenders under the Senior Credit Agreement.

“Senior Secured Parties” shall mean the Senior Lenders, the Intercreditor Agent, any other agent under the Senior Lender Documents and any other Person holding Senior Lender Claims.

“Senior Security Documents” shall mean the Credit Agreement and any other agreement, document or instrument pursuant to which a Lien is now or hereafter granted securing any Senior Lender Claims or under which rights or remedies with respect to such Liens are at any time governed.

“Subsidiary” shall mean any “Subsidiary” of the Parent as defined in the Indenture.

“Trustee” shall mean Wilmington Trust, National Association, in its capacity as trustee under the Indenture, and its permitted successors.

1.2    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified in accordance with this Agreement, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections shall be construed to refer to Sections of this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 2.    Lien Priorities.

2.1    Subordination of Liens. Notwithstanding the date, time, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection of any Liens granted to the Second-Priority Agents, for the benefit of Second-Priority Secured Parties, on the Security Property or of any Liens granted to the Intercreditor Agent or the Senior Secured Parties on the Security Property and notwithstanding any provision of any applicable law or the Second-Priority Documents or the Senior Lender Documents or any other circumstance whatsoever, each Second-Priority Agent, on behalf of itself and each applicable Second-Priority Secured Party, hereby agrees that: (a) any Lien on the Security Property securing any Senior Lender Claims now or hereafter held by or on behalf of the Intercreditor Agent or any Senior Secured Parties or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Security Property securing any Second-Priority Claims, (b) any Lien on the Security Property securing any Second-Priority Claims now or hereafter held by or on behalf of the Collateral Agent or any Second-Priority Secured Parties or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Security Property securing any Senior Lender Claims and (c) with respect to any Second-Priority Claims (and as between the Second-Priority Agents and the Second-Priority Secured Parties), the Liens on the Security Property securing any Second-Priority Claims now or hereafter held by or on behalf of the Collateral Agent or any Second-Priority Secured Party or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall rank equally and ratably in all respects. All Liens on the Security Property securing any Senior Lender Claims shall be and remain senior in all respects and prior to all Liens on the Security Property securing any Second-Priority Claims for all purposes, whether or not such Liens securing any Senior Lender Claims are subordinated to any Lien securing any other obligation of the Company, any other Grantor or any other Person.

2.2    Prohibition on Contesting Liens. Each Second-Priority Agent, for itself and on behalf of each applicable Second-Priority Secured Party, and the Intercreditor Agent, for itself and on behalf of each Senior Secured Party, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, perfection, priority or enforceability of (a) a Lien securing any Senior Lender Claims held (or purported to be held) by or on behalf of the Intercreditor Agent or any of the Senior Secured Parties or any agent or trustee therefor in any

Security Property or (b) a Lien securing any Second-Priority Claims held (or purported to be held) by or on behalf of any Second-Priority Secured Party in any Security Property, as the case may be; provided, however, that nothing in this Agreement shall be construed to prevent or impair the rights of the Intercreditor Agent or any Senior Secured Party to enforce this Agreement (including the priority of the Liens securing the Senior Lender Claims as provided in Section 2.1) or any of the Senior Lender Documents.

2.3    No New Liens. Subject to Section 12.05 of the Indenture and the corresponding provision of any Second-Priority Document relating to Future Second-Lien Debt, so long as the Discharge of Senior Lender Claims has not occurred, the parties hereto agree that, after the date hereof, if any Second-Priority Agent shall hold any Lien on any assets of the Company or any other Grantor securing any Second-Priority Claims that are not also subject to the first-priority Lien in respect of the Senior Lender Claims under the Senior Lender Documents, such Second-Priority Agent shall notify the Intercreditor Agent promptly upon becoming aware thereof and, upon demand by the Intercreditor Agent or the Company, will assign or release (without representation or warranty) such Lien to the Intercreditor Agent as security for the Senior Lender Claims (in the case of an assignment, each Second-Priority Agent may retain a junior lien on such assets subject to the terms hereof). Subject to Section 12.05 of the Indenture and the corresponding provision of any Second-Priority Document relating to Future Second-Lien Debt, each Second-Priority Agent agrees that, after the date hereof, if it shall hold any Lien on any assets of the Company or any other Grantor securing any Second-Priority Claims that are not also subject to the Lien in favor of the other Second-Priority Agent such Second-Priority Agent shall notify any other Second-Priority Agent promptly upon becoming aware thereof.

2.4    Perfection of Liens. Neither the Intercreditor Agent nor the Senior Secured Parties shall be responsible for perfecting or maintaining the perfection of Liens with respect to the Security Property for the benefit of the Second-Priority Agents and the Second-Priority Secured Parties. The provisions of this Intercreditor Agreement are intended solely to govern the respective Lien priorities as between the Senior Secured Parties and the Second-Priority Secured Parties and shall not impose on the Intercreditor Agent, the Second-Priority Agents, the Second-Priority Secured Parties or the Senior Secured Parties or any agent or trustee therefor any obligations in respect of the disposition of proceeds of any Security Property which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

2.5    Consent to Filings. Subject to the terms, conditions and limitations of this Agreement, the Intercreditor Agent, on behalf of the Senior Secured Parties, hereby consents to the creation of the Second-Priority Lien and all actions taken by the Second-Priority Agent to publish notice of or otherwise perfect the same.

2.6    Additional First-Lien Debt. The Senior Lenders and the Second-Priority Secured Parties acknowledge that the Grantors may wish to incur incremental Indebtedness or refinance outstanding amounts under the Senior Credit Agreement by entering into new loan agreements or other instruments evidencing Indebtedness which is intended to constitute First-Lien Debt for the purpose of this Agreement. The Senior Lenders and the Second-Priority Secured Parties confirm that if and to the extent such a financing or refinancing and such ranking is permitted by the terms of the Debt Documents, they will (at the cost of the Grantors) co-operate with the Grantors with a view to enabling such financing or refinancing to take place. In particular, but without limitation, the Senior Lenders and the Collateral Agent agree to execute any amendments to this Agreement required to reflect such arrangements. Notwithstanding the foregoing, no Indebtedness shall constitute First-Lien Debt unless it shall then be permitted as First-Lien Debt under the Debt Documents (or the relevant parties to the Debt Documents shall have consented thereto) and the agent for the Senior Lenders for such Indebtedness shall become a party to this Agreement and bound hereby.

Section 3.    Enforcement.

3.1    Exercise of Remedies.

(a)    So long as the Discharge of Senior Lender Claims has not occurred, whether or not any Insolvency Event has occurred, (i) no Second-Priority Agent or any Second-Priority Secured Party will (x) exercise or seek to exercise any rights or remedies (including setoff) with respect to any Security Property in respect of any applicable Second-Priority Claims, institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (y) contest, protest or object to any foreclosure proceeding or action brought with respect to the Security Property by the Intercreditor Agent or any Senior Secured Party in respect of the Senior Lender Claims, the exercise of any right by the Intercreditor Agent or any Senior Secured Party (or any agent or sub-agent on their behalf) in respect of the Senior Lender Claims under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which any Second-Priority Agent or any Second-Priority Secured Party either is a party or may have rights as a third party beneficiary, or any other exercise by any such party, of any rights and remedies relating to the Security Property under the Senior Lender Documents or otherwise in respect of Senior Lender Claims, or (z) object to the forbearance by the Senior Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Security Property in respect of Senior Lender Claims and (ii) except as otherwise provided herein, the Intercreditor Agent and the Senior Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including setoff and the right to credit bid their debt) and make determinations regarding the release, disposition or restrictions with respect to the Security Property without any consultation with or the consent of any Second-Priority Agent or any Second-Priority Secured Party; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Company or any other Grantor, each Second-Priority Agent may file a claim or statement of interest with respect to the applicable Second-Priority Claims and (B) each Second-Priority Agent may take any action (not adverse to the prior Liens on the Security Property securing the Senior Lender Claims, or the rights of the Intercreditor Agent or the Senior Secured Parties to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Security Property. In exercising rights and remedies with respect to the Security Property, the Intercreditor Agent and the Senior Secured Parties may enforce the provisions of the Senior Lender Documents and exercise remedies thereunder, all in such order and in such manner as they may determine. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Security Property upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured lender under the applicable law of any applicable jurisdiction and of a secured creditor under any Bankruptcy Law.

(b)    So long as the Discharge of Senior Lender Claims has not occurred, each Second-Priority Agent, on behalf of itself and each applicable Second-Priority Secured Party, agrees that it will not, in the context of its role as secured creditor, take or receive any Security Property or any proceeds of Security Property in connection with the exercise of any right or remedy (including setoff) with respect to any Security Property in respect of the applicable Second-Priority Claims. Without limiting the generality of the foregoing, unless and until the Discharge of Senior Lender Claims has occurred, except as expressly provided in the proviso in clause (ii) of Section 3.1(a), the sole right of the Second-Priority Agents and the Second-Priority Secured Parties with respect to the Security Property is to hold a Lien on the Security Property in respect of the applicable Second-Priority Claims pursuant to the Second-Priority Documents, as applicable, for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of Senior Lender Claims has occurred.

(c)    Subject to the proviso in clause (ii) of Section 3.1(a), (i) each Second-Priority Agent, for itself and on behalf of each applicable Second-Priority Secured Party, agrees that no Second-Priority Agent or any Second-Priority Secured Party will take any action that would hinder any exercise of remedies undertaken by the Intercreditor Agent or the Senior Secured Parties with respect to the Security Property under the Senior Loan Documents, including any sale, lease, exchange, transfer or other disposition of the Security Property, whether by foreclosure or otherwise, and (ii) each Second-Priority Agent, for itself and on behalf of each applicable Second-Priority Secured Party, hereby waives any and all rights it or any Second-Priority Secured Party may have as a junior lien creditor or otherwise to object to the manner in which the Intercreditor Agent or the Senior Secured Parties seek to enforce or collect the Senior Lender Claims or the Liens granted in any of the Security Property, regardless of whether any action or failure to act by or on behalf of the Intercreditor Agent or Senior Secured Parties is adverse to the interests of the Second-Priority Secured Parties.

(d)    Each Second-Priority Agent, for itself and on behalf of each Second-Priority Secured Party, hereby acknowledges and agrees that no covenant, agreement or restriction contained in any applicable Second-Priority Document shall be deemed to restrict in any way the rights and remedies of the Intercreditor Agent or the Senior Secured Parties with respect to the Security Property as set forth in this Agreement and the Senior Lender Documents.

3.2    Cooperation. Subject to the proviso in clause (ii) of Section 3.1(a), each Second-Priority Agent, on behalf of itself and each applicable Second-Priority Secured Party, agrees that, unless and until the Discharge of Senior Lender Claims has occurred, it will not commence, or join with any Person (other than the Senior Secured Parties and the Intercreditor Agent upon the request thereof) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Security Property under any of the applicable Second-Priority Documents or otherwise in respect of the applicable Second-Priority Claims.

Section 4.    Payments.

4.1    Application of Proceeds. After an event of default under any First-Lien Debt has occurred and until such event of default is cured or waived, so long as the Discharge of Senior Lender Claims has not occurred, the Security Property or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Security Property upon the exercise of remedies, shall be applied by the Intercreditor Agent to the Senior Lender Claims in such order as specified in the relevant Senior Lender Documents until the Discharge of Senior Lender Claims has occurred. Upon the Discharge of Senior Lender Claims, the Intercreditor Agent shall deliver promptly to the Second-Priority Designated Agent any Security Property on which the Second-Priority Secured Parties have a Lien or proceeds thereof held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Second-Priority Designated Agent ratably to the Second-Priority Claims and, with respect to each class of Second-Priority Claims, in such order as specified in the relevant Second-Priority Documents.

4.2    Payments Over. Any Security Property or proceeds thereof received by any Second-Priority Agent or any Second-Priority Secured Party in connection with the exercise of any right or remedy (including setoff) relating to the Security Property in contravention of this Agreement shall be segregated and held in trust for the benefit of and forthwith paid over to the Intercreditor Agent for the benefit of the Senior Secured Parties in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Intercreditor Agent is hereby authorized to make any such endorsements as agent for any Second-Priority Agent or any such Second-Priority Secured Party. This authorization is coupled with an interest and is irrevocable.

Section 5.    Other Agreements.

5.1    Releases.

(a)    If, at any time any Grantor or the holder of any Senior Lender Claim delivers notice to each Second-Priority Agent that any specified Security Property (including all or substantially all of the equity interests of a Grantor or any of its Subsidiaries) is sold, transferred or otherwise disposed of:

(i)    by the owner of such Security Property in a transaction permitted under the Senior Credit Agreement, the Indenture and each other Second-Priority Document (if any); or

(ii)    during the existence of any Event of Default under (and as defined in) the Senior Credit Agreement to the extent the Intercreditor Agent has consented to such sale, transfer or disposition:

then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the Second-Priority Secured Parties upon such Security Property will automatically be released and discharged as and when, but only to the extent, such Liens on such Security Property securing Senior Lender Claims are released and discharged. Upon delivery to each

Second-Priority Agent of a notice from the Intercreditor Agent stating that any release of Liens securing or supporting the Senior Lender Claims has become effective (or shall become effective upon each Second-Priority Agent’s release), each Second-Priority Agent will at the Company’s expense promptly execute and deliver such instruments, releases, termination statements or other documents confirming such release on customary terms and without representation or warranty. In the case of the sale of all or substantially all of the capital stock of a Grantor or any of its Subsidiaries, the guarantee in favor of the Second-Priority Secured Parties, if any, made by such Grantor or Subsidiary will automatically be released and discharged as and when, but only to the extent, the guarantee by such Grantor or Subsidiary of Senior Lender Claims is released and discharged.

(b)    Each Second-Priority Agent, for itself and on behalf of each applicable Second-Priority Secured Party, hereby irrevocably constitutes and appoints the Intercreditor Agent and any officer or agent of the Intercreditor Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of each Second-Priority Agent or such holder or in the Intercreditor Agent’s own name, from time to time, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments to accomplish the purposes of this Section 5.1, including any termination statements, endorsements or other instruments of transfer or release.

5.2    Insurance. Unless and until the Discharge of Senior Lender Claims has occurred, the Intercreditor Agent and the Senior Secured Parties shall have the sole and exclusive right, subject to the rights of the Grantors under the Senior Lender Documents, to adjust settlement for any insurance policy covering the Security Property in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Security Property. Unless and until the Discharge of Senior Lender Claims has occurred, all proceeds of any such policy and any such award if in respect of the Security Property shall be paid (a) first, prior to the occurrence of the Discharge of Senior Lender Claims, to the Intercreditor Agent for the benefit of Senior Secured Parties pursuant to the terms of the Senior Lender Documents, (b) second, after the occurrence of the Discharge of Senior Lender Claims, to the Second-Priority Agents for the benefit of the Second-Priority Secured Parties pursuant to the terms of the applicable Second-Priority Documents and (c) third, if no Second-Priority Claims are outstanding, to the owner of the subject property, such other person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If any Second-Priority Agent or any Second-Priority Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the Intercreditor Agent in accordance with the terms of Section 4.2.

5.3    Amendments to Second-Priority Security Documents.

(a)    Without the prior written consent of the Intercreditor Agent and the Required Lenders, no Second-Priority Security Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Second-Priority Security Document, would be prohibited by or inconsistent with any of the terms of this Agreement. The Grantors shall cause each applicable Second-Priority Security Document to include the following language (or language to similar effect approved by the Intercreditor Agent):

“Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the [applicable Second-Priority Agent] pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted to Wells Fargo Bank, National Association, as administrative agent (and its permitted successors), for the benefit of the lenders referred to below, as contemplated by that certain Term Loan Credit Agreement dated as of February 8, 2019 (as amended, restated, supplemented or otherwise modified from time to time), by and among PetroQuest Energy, L.L.C, PetroQuest Energy Inc., Wells Fargo Bank, National Association, as administrative agent and the lenders party thereto and (ii) the exercise of any right or remedy by the [applicable Second-Priority Agent] hereunder is subject to the limitations and provisions of the Lien Subordination and Intercreditor Agreement dated as of February 8, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), by and among Wells Fargo Bank, National Association, as Intercreditor Agent, Wilmington Trust, National Association, as Collateral Agent, PetroQuest Energy, L.L.C, PetroQuest Energy Inc. (the “Parent”) and the subsidiaries of the Parent party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern”.

(b)    In the event that the Intercreditor Agent or the Senior Secured Parties enter into any amendment, waiver or consent in respect of or replace any of the Senior Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Security Document or changing in any manner the rights of the Intercreditor Agent, the Senior Secured Parties, the Company or any other Grantor thereunder (including the release of any Liens in Security Property), then such amendment, waiver or consent shall apply automatically to any comparable provision of each Comparable Second-Priority Security Document without the consent of any Second-Priority Agent or any Second-Priority Secured Party and without any action by any Second-Priority Agent, the Company or any other Grantor; provided, however, that (A) such amendment, waiver or consent does not materially adversely affect the rights of the Second-Priority Secured Parties or the interests of the Second-Priority Secured Parties in the Security Property and does not materially adversely affect the rights of the other creditors of the Company or such Grantor, as the case may be, that have a security interest in the affected Security Property in a like or similar manner, and (B) written notice of such amendment, waiver or consent shall have been given to each Second-Priority Agent.

5.4    Rights As Unsecured Creditors. Notwithstanding anything to the contrary in this Agreement, the Second-Priority Agents and the Second-Priority Secured Parties may exercise rights and remedies as an unsecured creditor against the Parent or any Subsidiary that has guaranteed the Second-Priority Claims in accordance with the terms of the applicable Second-Priority Documents and applicable law. Nothing in this Agreement shall prohibit the receipt by any Second-Priority Agent or any Second-Priority Secured Party of the required payments of interest and principal so long as such receipt is not the direct or indirect result of the exercise by any Second-Priority Agent or any Second-Priority Secured Party of rights or remedies as a secured creditor in respect of Security Property or enforcement in contravention of this Agreement of any Lien in respect of Second-Priority Claims held by any of them. In the event any Second-Priority Agent or any Second-Priority Secured Party becomes a judgment lien creditor in respect of Security Property as a result of its enforcement of its rights as an unsecured creditor in respect of Second-Priority Claims, such judgment lien shall be subordinated to the Liens securing Senior Lender Claims on the same basis as the other Liens securing the Second-Priority Claims are so subordinated to such Liens securing Senior Lender Claims under this Agreement. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the Intercreditor Agent or the Senior Secured Parties may have with respect to the Security Property.

5.5    Intercreditor Agent as Gratuitous Bailee for Perfection.

(a)    The Intercreditor Agent agrees to hold the Pledged Collateral that is part of the Security Property in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for each Second-Priority Agent and any assignee solely for the purpose of perfecting the security interest granted in such Pledged Collateral pursuant to the Second-Priority Security Documents, subject to the terms and conditions of this Section 5.5.

(b)    Except as otherwise specifically provided herein (including Sections 3.1 and 4.1), until the Discharge of Senior Lender Claims has occurred, the Intercreditor Agent shall be entitled to deal with the Pledged Collateral in accordance with the terms of the Senior Lender Documents as if the Liens under the Second-Priority Security Documents did not exist. The rights of the Second-Priority Agents and the Second-Priority Secured Parties with respect to such Pledged Collateral shall at all times be subject to the terms of this Agreement.

(c)    The Intercreditor Agent shall have no obligation whatsoever to any Second-Priority Agent or any Second-Priority Secured Party to assure that the Pledged Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Security Property except as expressly set forth in this Section 5.5. The duties or responsibilities of the Intercreditor Agent under this Section 5.5 shall be limited solely to holding the Pledged Collateral as gratuitous bailee for each Second-Priority Agent for purposes of perfecting the Lien held by the Second-Priority Secured Parties.

(d)    The Intercreditor Agent shall not have by reason of the Second-Priority Security Documents or this Agreement or any other document a fiduciary relationship in respect of any Second-Priority Agent or any Second-Priority Secured Party and the Second-Priority Agents and the Second-Priority Secured Parties hereby waive and release the Intercreditor Agent from all claims and liabilities arising pursuant to the Intercreditor Agent’s role under this Section 5.5, as agent and gratuitous bailee with respect to the Security Property.

(e)    Upon the Discharge of Senior Lender Claims, the Intercreditor Agent shall deliver to the Second-Priority Designated Agent, to the extent that it is legally permitted to do so, the remaining Pledged Collateral (if any) together with any necessary endorsements or related documentation to effect such transfer (or otherwise allow the Second-Priority Designated Agent to obtain control of such Pledged Collateral) or as a court of competent jurisdiction may otherwise direct. The Parent shall take such further action as is required to effectuate the transfer contemplated hereto and shall indemnify the Intercreditor Agent for loss or damage suffered by the Intercreditor Agent as a result of such transfer except for loss or damage suffered by the Intercreditor Agent as a result of its own willful misconduct, gross negligence or bad faith (as determined by a final, non-appealable order of a court of competent jurisdiction). The Intercreditor Agent has no obligation to follow instructions from any Second-Priority Agent in contravention of this Agreement.

(f)    Neither the Intercreditor Agent nor the Senior Secured Parties shall be required to marshal any present or future collateral security for the Parent’s or its Subsidiaries’ obligations to the Intercreditor Agent or the Senior Secured Parties under the Senior Credit Agreement or the Senior Security Documents or any assurance of payment in respect thereof or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect of thereof shall be cumulative and in addition to all other rights, however existing or arising.

5.6    Second-Priority Designated Agent as Gratuitous Bailee for Perfection.

(a)    Upon the Discharge of Senior Lender Claims, the Second-Priority Designated Agent agrees to hold the Pledged Collateral that is part of the Security Property in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the other Second-Priority Agents and any assignee solely for the purpose of perfecting the security interest granted in such Pledged Collateral pursuant to the applicable Second-Priority Security Document, subject to the terms and conditions of this Section 5.6.

(b)    The Second-Priority Designated Agent, in its capacity as gratuitous bailee, shall have no obligation whatsoever to the other Second-Priority Agents to assure that the Pledged Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Security Property except as expressly set forth in this Section 5.6. The duties or responsibilities of the Second-Priority Designated Agent under this Section 5.6 upon the Discharge of Senior Lender Claims shall be limited solely to holding the Pledged Collateral as gratuitous bailee for the other Second-Priority Agents for purposes of perfecting the Lien held by the applicable Second-Priority Secured Parties.

(c)    The Second-Priority Designated Agent shall not have by reason of the Second-Priority Security Documents or this Agreement or any other document a fiduciary relationship in respect of the other Second-Priority Agents (or the Second-Priority Secured Parties for which such other Second-Priority Agents is agent) and the other Second-Priority Agents hereby waive and release the Second-Priority Designated Agent from all claims and liabilities arising pursuant to the Second-Priority Designated Agent’s role under this Section 5.6, as agent and gratuitous bailee with respect to the Security Property.

(d)    In the event that the Second-Priority Designated Agent shall cease to be so designated the Second-Priority Designated Agent pursuant to the definition of such term, the then Second-Priority Designated Agent shall deliver to the successor Second-Priority Designated Agent, to the extent that it is legally permitted to do so, the remaining Pledged Collateral (if any), together with any necessary endorsements (or otherwise allow the successor Second-Priority

Designated Agent to obtain control of such Pledged Collateral) or as a court of competent jurisdiction may otherwise direct, and such successor Second-Priority Designated Agent shall perform all duties of the Second-Priority Designated Agent as set forth herein. The Parent shall take such further action as is required to effectuate the transfer contemplated hereto and shall indemnify the Second-Priority Designated Agent for loss or damage suffered by the Second-Priority Designated Agent as a result of such transfer except for loss or damage suffered by the Second-Priority Designated Agent as a result of its own willful misconduct or gross negligence (as determined by a final, non-appealable order of a court of competent jurisdiction. The Second-Priority Designated Agent has no obligation to follow instructions from the successor Second-Priority Designated Agent in contravention of this Agreement.

5.7    When Discharge of Senior Lender Claims Deemed to Not Have Occurred. If, at any time after the Discharge of Senior Lender Claims has occurred, the Company incurs and designates any Future First-Lien Debt, then such Discharge of Senior Lender Claims shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of Senior Lender Claims), and the applicable agreement governing such Future First-Lien Debt shall automatically be treated as a Senior Credit Agreement for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Security Property set forth herein and the granting by the Intercreditor Agent of amendments, waivers and consents hereunder. Upon receipt of written notice of such designation (including the identity of the new Intercreditor Agent) from the new Intercreditor Agent or the Parent, each Second-Priority Agent shall promptly (i) enter into such documents and agreements (at the expense of the Company), including amendments or supplements to this Agreement, as the Parent or such new Intercreditor Agent shall reasonably request in writing in order to provide the new Intercreditor Agent the rights of the Intercreditor Agent contemplated hereby and (ii) to the extent then held by any Second-Priority Agent, deliver to the Intercreditor Agent the Pledged Collateral that is Security Property together with any necessary endorsements or related documentation to effect such transfer (or otherwise allow such Intercreditor Agent to obtain possession or control of such Pledged Collateral).

5.8    No Release If Event of Default. Notwithstanding any other provisions contained in this Agreement, if an Event of Default (as defined in the Indenture or any other Second-Priority Document, as applicable) exists on the date on which all First-Lien Debt is repaid in full and terminated (including all commitments and letters of credit thereunder), the second-priority Liens on the Security Property securing the Second-Priority Claims relating to such Event of Default will not be released, except to the extent such Security Property or any portion thereof was disposed of in order to repay the First-Lien Debt secured by such Security Property, and thereafter the applicable Second-Priority Agent will have the right to foreclose upon such Security Property (but in such event, the Liens on such Security Property securing the applicable Second-Priority Claims will be released when such Event of Default and all other Events of Default under the Indenture or any other Second-Priority Document, as applicable, cease to exist).

Section 6.    Insolvency or Liquidation Proceedings.

6.1    Financing Issues. If the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the Senior Lenders shall desire to permit the use of cash collateral or to permit the Company or any other Grantor to obtain financing under Section 363 or Section 364 of Title 11 of the United States Code or any similar provision in any Bankruptcy Law (“DIP Financing”), then each Second-Priority Agent, on behalf of itself and each applicable Second-Priority Secured Party, agrees that it will raise no (a) objection to and will not otherwise contest such use of cash collateral or DIP Financing and will not request adequate protection or any other relief in connection therewith (except to the extent permitted by the proviso in clause (ii) of Section 3.1(a) and Section 6.3) and, to the extent the Liens securing the Senior Lender Claims under the Senior Credit Agreement or, if no Senior Credit Agreement exists, under the other Senior Lender Documents are subordinated or pari passu with such DIP Financing, will subordinate its Liens in the Security Property to such DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Second-Priority Claims are so subordinated to Liens securing Senior Lender Claims under this Agreement, (b) objection and will not otherwise contest any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of Senior Lender Claims made by Intercreditor Agent or any holder of Senior Lender Claims, (c) objection to (and will not otherwise contest) any lawful exercise by any holder of Senior Lender Claims of the right to credit bid Senior Lender Claims at any sale in foreclosure of Security Property, (d) objection to (and will not otherwise contest) any other request for judicial relief made in any court by any holder of Senior Lender Claims relating to the lawful enforcement of any Lien on Security Property or (e) objection to (and will not otherwise contest) any order relating to a sale of assets of any Grantor for which the Intercreditor Agent or the Senior Lenders have consented that provides, to the extent the sale is to be free and clear of Liens, that the Liens securing the Senior Lender Claims and the Second-Priority Claims will attach to the proceeds of the sale on the same basis of priority as the Liens securing the Senior Lender Claims rank to the Liens securing the Second-Priority Claims in accordance with this Agreement.

6.2    Relief from the Automatic Stay. Until the Discharge of Senior Lender Claims has occurred, each Second-Priority Agent, on behalf of itself and each applicable Second-Priority Secured Party, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Security Property, without the prior written consent of the Required Lenders.

6.3    Adequate Protection. Each Second-Priority Agent, on behalf of itself and each applicable Second-Priority Secured Party, agrees that none of them shall contest (or support any other Person contesting) (a) any request by the Intercreditor Agent or the Senior Secured Parties for adequate protection or (b) any objection by the Intercreditor Agent or the Senior Secured Parties to any motion, relief, action or proceeding based on the Intercreditor Agent’s or the Senior Secured Parties claiming a lack of adequate protection. Notwithstanding the foregoing, in any Insolvency or Liquidation Proceeding, (i) if the Senior Secured Parties (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any DIP Financing or use of cash collateral under Section 363 or Section 364 of Title 11 of the United States Code or any similar Bankruptcy Law, then each Second-Priority Agent, on behalf of itself and any applicable Second-Priority Secured Party, may seek or request adequate protection in the form of a replacement Lien on such additional collateral, which Lien is subordinated to the Liens securing the Senior Lender Claims and such DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Second-Priority Claims are so subordinated to the Liens securing Senior Lender Claims under this Agreement and (ii) in the event any Second-Priority Agent, on behalf of itself or any applicable Second-Priority Secured Party, seeks or requests adequate protection and such adequate protection is granted in the form of additional collateral, then such Second-Priority Agent, on behalf of itself or each such Second-Priority Secured Party, agrees that the Intercreditor Agent shall also be granted a senior Lien on such additional collateral as security for the Senior Lender Claims and any such DIP Financing and that any Lien on such additional collateral securing the Second-Priority Claims shall be subordinated to the Liens on such collateral securing the Senior Lender Claims and any such DIP Financing (and all Obligations relating thereto) and any other Liens granted to the Senior Secured Parties as adequate protection on the same basis as the other Liens securing the Second-Priority Claims are so subordinated to such Liens securing Senior Lender Claims under this Agreement.

6.4    Preference Issues. If any Senior Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Company or any other Grantor (or any trustee, receiver or similar person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then the Senior Lender Claims shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Senior Secured Parties shall be entitled to a Discharge of Senior Lender Claims with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto.

6.5    Application. This Agreement shall be applicable prior to and after the commencement of any Insolvency or Liquidation Proceeding. All references herein to any Grantor shall apply to any trustee for such Person and such Person as debtor in possession. The relative rights as to the Security Property and proceeds thereof shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, any Grantor.

6.6    506(c) Claims. Until the Discharge of Senior Lender Claims has occurred, each Second-Priority Agent, on behalf of itself and each applicable Second-Priority Secured Party, will not assert or enforce any claim under Section 506(c) of the United States Bankruptcy Code senior to or on a parity with the Liens securing the Senior Lender Claims for costs or expenses of preserving or disposing of any Security Property.

Section 7.    Reliance; Waivers; etc.

7.1    Reliance. The consent by the Senior Lenders to the execution and delivery of the Second-Priority Documents to which the Senior Lenders have consented and all loans and other extensions of credit made or deemed made on and after the date hereof by the Senior Lenders to the Parent or any Subsidiary shall be deemed to have been given and made in reliance upon this Agreement. Each Second-Priority Agent, on behalf of itself and each applicable Second-Priority Secured Party, acknowledges that it and the applicable Second-Priority Secured Parties have, independently and without reliance on the Intercreditor Agent or any Senior Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the applicable Second-Priority Document, this Agreement and the transactions contemplated hereby and thereby and they will continue to make their own credit decision in taking or not taking any action under the applicable Second-Priority Document or this Agreement.

7.2    No Warranties or Liability. Each Second-Priority Agent, on behalf of itself and each applicable Second-Priority Secured Party, acknowledges and agrees that neither the Intercreditor Agent nor any Senior Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Senior Lender Documents, the ownership of any Security Property or the perfection or priority of any Liens thereon. The Senior Lenders will be entitled to manage and supervise their respective loans and extensions of credit under the Senior Lender Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Senior Lenders may manage their loans and extensions of credit without regard to any rights or interests that any Second-Priority Agent or any of the Second-Priority Secured Parties have in the Security Property or otherwise, except as otherwise provided in this Agreement. Neither the Intercreditor Agent nor any Senior Secured Party shall have any duty to any Second-Priority Agent or any Second-Priority Secured Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Parent or any Subsidiary thereof (including the Second-Priority Documents), regardless of any knowledge thereof that they may have or be charged with. Except as expressly set forth in this Agreement, the Intercreditor Agent, the Senior Secured Parties, the Second-Priority Agents and the Second-Priority Secured Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectability of any of the Second-Priority Claims, the Senior Lender Claims or any guarantee or security which may have been granted to any of them in connection therewith, (b) the Parent’s title to or right to transfer any of the Security Property or (c) any other matter except as expressly set forth in this Agreement.

7.3    Obligations Unconditional. All rights, interests, agreements and obligations of the Intercreditor Agent and the Senior Secured Parties, and the Second-Priority Agents and the Second-Priority Secured Parties, respectively, hereunder shall remain in full force and effect irrespective of:

(a)    any lack of validity or enforceability of any Senior Lender Documents or any Second-Priority Documents;

(b)    any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Lender Claims or Second-Priority Claims, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the Senior Credit Agreement or any other Senior Lender Document or of the terms of the Indenture or any other Second-Priority Document;

(c)    any exchange of any security interest in any Security Property or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Lender Claims or Second-Priority Claims or any guarantee thereof;

(d)    the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or

(e)    any other circumstances that otherwise might constitute a defense available to, or a discharge of, the Company or any other Grantor in respect of the Senior Lender Claims, or of any Second-Priority Agent or any Second-Priority Secured Party in respect of this Agreement.

Section 8.    Miscellaneous.

8.1    Conflicts. Subject to Section 8.19, in the event of any conflict between the provisions of this Agreement and the provisions of any Senior Lender Document or any Second-Priority Document, the provisions of this Agreement shall govern.

8.2    Continuing Nature of this Agreement; Severability. Subject to Sections 5.7 and 6.4, as applicable, this Agreement shall continue to be effective until the Discharge of Senior Lender Claims shall have occurred or such later time as all the Obligations in respect of the Second-Priority Claims shall have been paid in full. This is a continuing agreement of lien subordination and the Senior Lenders may continue, at any time and without notice to each Second-Priority Agent or any Second-Priority Secured Party, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any other Grantor constituting Senior Lender Claims in reliance hereon. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.3    Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by any Second-Priority Agent or the Intercreditor Agent shall be deemed to be made unless the same shall be in writing signed on behalf of the party making the same or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. The Company and the other Grantors shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent their rights are affected. Notwithstanding anything in this Section 8.3 to the contrary, this Agreement may be amended from time to time at the request of the Parent, at the Parent’s expense, and without the consent of any Second-Priority Agent, the Intercreditor Agent or any Second-Priority Secured Party to (i) add other parties holding Future Second-Lien Debt (or any agent or trustee therefor) and Future First-Lien Debt (or any agent or trustee therefor) in each case to the extent such Indebtedness is not prohibited by the Senior Credit Agreement, the Indenture or any other Second-Priority Document governing Future Second-Lien Debt, (ii) in the case of Future Second-Lien Debt, (a) establish that the Lien on the Security Property securing such Future Second-Lien Debt shall be junior and subordinate in all respects to all Liens on the Security Property securing any Senior Lender Claims and shall share in the benefits of the Security Property equally and ratably with all Liens on the Security Property securing any Second-Priority Claims, and (b) provide to the holders of such Future Second-Lien Debt (or any agent or trustee thereof) the comparable rights and benefits (including any improved rights and benefits that have been consented to by the Intercreditor Agent) as are provided to the holders of Second-Priority Claims under this Agreement, and (iii) in the case of Future First-Lien Debt, (a) establish that the Lien on the Security Property securing such Future First-Lien Debt shall be superior in all respects to all Liens on the Security Property securing any Second-Priority Claims and any Future Second-Lien Debt and shall share in the benefits of the Security Property equally and ratably with all Liens on the Security Property securing any Senior Lender Claims, and (b) provide to the holders of such Future First-Lien Debt (or any agent or trustee thereof) the comparable rights and benefits as are provided to the holders of Senior Lender Claims under this Agreement, in each case so long as such modifications do not expressly violate the provisions of the Senior Credit Agreement, the Indenture or any other Second-Priority Document governing Future Second-Lien Debt. Any such additional party, the Intercreditor Agent and each Second-Priority Agent shall be entitled to rely on the determination of officers of the Company and the other Grantors that such modifications do not violate the Senior Credit Agreement, the Indenture or any other Second-Priority Document governing Future Second-Lien Debt if such determination is set forth in an Officers’ Certificate delivered to such party, the Intercreditor Agent and each Second-Priority Agent; provided, however, that such determination will not affect whether or not the Company and the other Grantors have complied with its undertakings in the Senior Credit Agreement, the Senior Security Documents, the Indenture, any other Second-Priority Document governing Future Second-Lien Debt, the Second-Priority Security Documents or this Agreement.

8.4    Information Concerning Financial Condition of the Parent and the Subsidiaries. The Senior Lenders, each Second-Priority Agent and the Second-Priority Secured Parties shall each be responsible for keeping themselves informed of (a) the financial condition of the Parent and the Subsidiaries and all endorsers and/or guarantors of the Second-Priority Claims or the Senior Lender Claims and (b) all other circumstances bearing upon the risk of nonpayment of the Second-Priority Claims or the Senior Lender Claims; provided that, as between the Second-Priority Agents and the other Second-Priority Secured Parties, nothing herein shall be construed to impose an obligation on any Second-Priority Agent to investigate the financial condition of the Parent and its Subsidiaries or any circumstances bearing upon non-payment. The Intercreditor Agent, the Senior Secured Parties, each Second-Priority Agent and the Second-Priority Secured Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that the Intercreditor Agent, any Senior Secured Party, any Second-Priority Agent or any Second-Priority Secured Party, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it or they shall be under no obligation (w) to make, and the Intercreditor Agent, the Senior Secured Parties, the

Second-Priority Agents and the Second-Priority Secured Parties shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

8.5    Subrogation. Each Second-Priority Agent, on behalf of itself and each applicable Second-Priority Secured Party, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Senior Lender Claims has occurred.

8.6    Application of Payments. Except as otherwise provided herein, all payments received by the Senior Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the Senior Lender Claims as the Senior Secured Parties, in their sole discretion, deem appropriate, consistent with the terms of the Senior Lender Documents. Except as otherwise provided herein, each Second-Priority Agent, on behalf of itself and each applicable Second-Priority Secured Party, consents to any such extension or postponement of the time of payment of the Senior Lender Claims or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the Senior Lender Claims and to the addition or release of any other Person primarily or secondarily liable therefor.

8.7    Consent to Jurisdiction; Waivers. The parties hereto consent to the jurisdiction of any state or federal court located in New York, New York, and consent that all service of process may be made by registered mail directed to such party as provided in Section 8.8 for such party. Service so made shall be deemed to be completed five days after the same shall be posted as aforesaid. The parties hereto waive any objection to any action instituted hereunder in any such court based on forum non conveniens, and any objection to the venue of any action instituted hereunder in any such court. Each of the parties hereto waives any right it may have to trial by jury in respect of any litigation based on, or arising out of, under or in connection with this Agreement, or any course of conduct, course of dealing, verbal or written statement or action of any party hereto in connection with the subject matter hereof.

8.8    Notices. All notices to the Second-Priority Secured Parties and the Senior Lenders permitted or required under this Agreement may be sent to the Collateral Agent and the Intercreditor Agent as provided in the Indenture and the Credit Agreement, respectively. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, sent by facsimile transmission or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy, or sent by facsimile transmission or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties. The Borrower hereby agrees to promptly notify each Second-Priority Agent upon payment in full in cash of all Indebtedness under the Credit Agreement (except for contingent indemnities and cost and reimbursement obligations to the extent no claim has been made).

8.9    Further Assurances. Each of the Second-Priority Agents, on behalf of itself and each applicable Second-Priority Secured Party, agrees that each of them shall take such further action, at the Parent’s expense, and shall execute and deliver to the Intercreditor Agent and the Senior Secured Parties such additional documents and instruments (in recordable form, if requested) as the Intercreditor Agent or the Senior Secured Parties may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement.

8.10    Governing Law. This Agreement has been delivered and accepted at and shall be deemed to have been made at New York, New York and shall be interpreted, and the rights and liabilities of the parties bound hereby determined, in accordance with the laws of the State of New York.

8.11    Binding on Successors and Assigns. This Agreement shall be binding upon the Intercreditor Agent, the Senior Secured Parties, the Second-Priority Agents, the Second-Priority Secured Parties, the Parent, the Parent’s Subsidiaries party hereto and their respective permitted successors and assigns.

8.12    Specific Performance. The Intercreditor Agent may demand specific performance of this Agreement. Each Second-Priority Agent, on behalf of itself and each applicable Second-Priority Secured Party, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by the Intercreditor Agent.

8.13    Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

8.14    Counterparts. This Agreement may be executed in one or more counterparts, including by means of facsimile, PDF or other electronic transmission each of which shall be deemed an original and all of which shall together constitute one and the same document.

8.15    Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

8.16    No Third Party Beneficiaries; Successors and Assigns. This Agreement and the rights and benefits hereof shall inure to the benefit of, and be binding upon, each of the parties hereto and their respective successors and assigns and shall inure to the benefit of each of, and be binding upon, the holders of Senior Lender Claims and Second-Priority Claims. No other Person shall have or be entitled to assert rights or benefits hereunder.

8.17    Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto. This Agreement shall be effective both before and after the commencement of any Insolvency or Liquidation Proceeding. All references to the Company or any other Grantor shall include the Company or any other Grantor as debtor and debtor-in-possession and any receiver or trustee for the Company or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding.

8.18    Intercreditor Agent and Second-Priority Agents. It is understood and agreed that (a) Wells Fargo Bank, National Association is entering into this Agreement in its capacity as administrative agent under the Credit Agreement and the provisions of Section 9 of the Credit Agreement shall also apply to Wells Fargo Bank, National Association, as Intercreditor Agent hereunder, and (b) Wilmington Trust, National Association is entering in this Agreement solely in its capacity as Collateral Agent and the provisions of Article 7 and Article 12 of the Indenture applicable to the Collateral Agent thereunder shall also apply to the Collateral Agent hereunder.

8.19    Relative Rights. Notwithstanding anything in this Agreement to the contrary (except to the extent contemplated by Section 5.3(b)), nothing in this Agreement is intended to or will (a) amend, waive or otherwise modify the provisions of the Senior Credit Agreement or the Indenture or any other Senior Lender Documents or Second-Priority Documents entered into in connection with the Senior Credit Agreement or the Indenture or permit the Company or any Subsidiary to take any action, or fail to take any action, to the extent such action or failure would otherwise constitute a breach of, or default under, the Senior Credit Agreement or any other Senior Lender Documents entered into in connection with the Senior Credit Agreement or the Indenture or any other Second-Priority Documents, (b) change the relative priorities of the Senior Lender Claims or the Liens granted under the Senior Lender Documents on the Security Property (or any other assets) as among the Senior Secured Parties, (c) otherwise change the relative rights of the Senior Secured Parties in respect of the Security Property as among such Senior Secured Parties or (d) obligate the Company or any Subsidiary to take any action, or fail to take any action, that would otherwise constitute a breach of, or default under, the Senior Credit Agreement or any other Senior Lender Document entered into in connection with the Senior Credit Agreement or the Indenture or any other Second-Priority Documents.

8.20    References. Notwithstanding anything to the contrary in this Agreement, any references contained herein to any Section, clause, paragraph, definition or other provision of the Indenture (including any definition contained therein) shall be deemed to be a reference to such Section, clause, paragraph, definition or other provision as in effect on the date of this Agreement; provided that any reference to any such Section, clause, paragraph or other provision shall refer to such Section, clause, paragraph or other provision of the Indenture (including any definition contained therein), as amended or modified from time to time if such amendment or modification has been (1) made in accordance with the Indenture and (2) approved in writing by, or on behalf of, the requisite Senior Lenders as are needed under the terms of the Senior Credit Agreement to approve such amendment or modification.

8.21    Second-Priority Agents Provisions

(a)    Each Second-Priority Agent executes this Agreement not in its individual or personal capacity but solely in its capacity as collateral agent in the exercise of the powers and authority conferred and vested in it under the Indenture for and on behalf of the holders of Notes (“Noteholders”) for which it acts as trustee. It will exercise its powers and authority under this Agreement in the manner provided for in the Indenture. Prior to taking any action under this Agreement instructed to be taken in accordance with the applicable Indenture, such Second-Priority Agent may (if acting reasonably) request and rely upon an opinion of counsel or opinion of another qualified expert, at the expense of the Company.

(b)    Subject to clause (f) below, each Second-Priority Agent shall not owe any fiduciary duty to any other party to this Agreement. The parties to this Agreement agree and acknowledge that in no case shall such Second-Priority Agent be (i) personally responsible or accountable in damages or otherwise to any other party for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Second-Priority Agent in good faith in accordance with this Agreement or any of the Second-Priority Documents in a manner that such Second-Priority Agent (acting reasonably) believed to be within the scope of the authority conferred on it by this Agreement or any of the Second-Priority Documents or by law (other than for its own gross negligence or willful misconduct (as determined by a final, non-appealable order of a court of competent jurisdiction)); or (ii) personally liable for or on account of any of the statements, representations, warranties, covenants or obligations stated to be those of any other party, all such liability, if any, being expressly waived by the parties and any person claiming by, through or under such party. Each Second-Priority Agent (or any successor Second-Priority Agent) shall, however, be liable under this Agreement for its own gross negligence or willful misconduct (as determined by a final, non-appealable order of a court of competent jurisdiction). Each Second-Priority Agent shall have no responsibility for the actions of any individual Noteholder. With respect to the Senior Lenders, the Second-Priority Agents undertake to perform or to observe only such of their covenants or obligations as are specifically set forth in this Agreement, and the parties acknowledge and agree that no implied agreement, covenants or obligations on the part of the Second-Priority Agents shall be read into this Agreement.

(c)    Provided it complies with its obligations in this Agreement, no Second-Priority Agent is required to have any regard to the interests of the Senior Lenders.

(d)    The Second-Priority Agents shall at all times be entitled to and may rely on any notice, consent or certificate purported to be given or granted by the Intercreditor Agent pursuant to this Agreement without being under any obligation to inquire or otherwise determine whether any such notice, consent or certificate has in fact been given or granted by the Intercreditor Agent.

(e)    Except as specified in clause (f), this Section 8.21 is intended to afford protection only to the Second-Priority Agents and no provision of this Section 8.21 shall alter or change the rights and obligations as between the other parties to this Agreement in respect of each other.

(f)    The obligation of the Second-Priority Agents to pay over any proceeds received by them (a “Turnover Amount”) in accordance with Section 4.2 shall be subject to them having actual knowledge of the Turnover Amount being in contravention of this Agreement and not having paid out the Turnover Amount in accordance with the Second-Priority

Documents prior to acquiring such knowledge. The Second-Priority Agents will be deemed to have actual knowledge that the Turnover Amount has been received in contravention of this Agreement on the second Business Day after receipt of written notice thereof from the Intercreditor Agent.

(g)    Notwithstanding any other provision of this Agreement, in acting under and in accordance with this Agreement each Second-Priority Agent is entitled to seek instructions from the Noteholders at any time, and where it so acts on the instructions of the requisite percentage of such Noteholders (to the extent required by the Indenture), such Second-Priority Agent shall not incur any liability to any person for so acting.

(h)    No Second-Priority Agent shall have any obligation to take any action under this Agreement unless it is indemnified and/or secured to its satisfaction in accordance with the Indenture in respect of all costs, expenses and liabilities which it would in its reasonable opinion thereby incur. No Second-Priority Agent’s performance of Section 3, 4 or 5 shall be deemed to result in such costs, expense or liabilities. No Second-Priority Agent is required to indemnify any other person, whether or not a party to this Agreement, in respect of any of the transactions contemplated by this Agreement.

(i)    In acting as a Second-Priority Agent, each Second-Priority Agent shall be treated as acting through its agency division which shall be treated as a separate entity from its other divisions and departments. Any information received or acquired by such Second-Priority Agent which is received or acquired by some other division or department or otherwise than in its capacity as such Second-Priority Agent may be treated as confidential by such Second-Priority Agent and will not be treated as information possessed by such Second-Priority Agent in its capacity as such.

(j)    Each Second-Priority Agent may rely and shall be fully protected in acting or refraining from acting upon any notice or other document reasonably believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person.

(k)    The Second-Priority Agents are not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another party to this Agreement.

(l)    The provisions of this Section 8.21 shall survive any termination of this Agreement.

Section 8.22    Intercreditor Agent

(a)    The parties acknowledge that all of the rights, protections, immunities and powers (including, without limitation, the right to indemnification) applicable to Wells Fargo Bank, National Association as Administrative Agent under the Credit Agreement are hereby incorporated by reference and shall be applicable to Wells Fargo Bank, National Association as Intercreditor Agent under this Agreement as if fully set forth herein.

(b)    It is understood that any reference to the Intercreditor Agent taking any action, making any determinations, requests, directions, consents or elections, deeming any action or document reasonable, appropriate or satisfactory, exercising discretion, or exercising any rights or duties under this Agreement shall be pursuant to written direction from the Required Lenders (as defined in the Credit Agreement).

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INTERCREDITOR AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT

By	/s/ Michael Pinzon
Name: Michael Pinzon
Title: Vice President

COLLATERAL AGENT:

WILMINGTON TRUST, NATIONAL ASSOCIATION, in its capacity as collateral agent

By	/s/ Shawn Goffinet
Name: Shawn Goffinet
Title: Assistant Vice President

Lien Subordination and Intercreditor Signature Page

PETROQUEST ENERGY, L.L.C.

By:	/s/ J. Bond Clement
J. Bond Clement
Executive Vice President, Chief Financial Officer and Treasurer

PETROQUEST ENERGY, INC.

By:	/s/ J. Bond Clement
J. Bond Clement
Executive Vice President, Chief Financial Officer and Treasurer

2

SCHEDULE I

Subsidiary Guarantors

None.